UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

PURE CYCLE CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	0-8814	84-0705083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1490 Lafayette Street, Suite 203 Denver, CO		80218
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 303-292-3456

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This current report on Form 8-K is filed by Pure Cycle Corporation (the “Registrant”), a Colorado corporation, in connection with the matters described herein.

ITEM 8.01 Other Events

On January 24, 2012, the Registrant consented to the assignment of its Paid-Up Oil and Gas Lease (“Lease”), its Surface Use and Damage Agreement, and Memorandum of Surface Use and Damage Agreement (collectively “Surface Use Agreements”) each dated March 10, 2011 from Anadarko E&P Company, L.P., to Burlington Resources Oil & Gas Company LP, a wholly owned subsidiary of ConocoPhillip Company.

The Registrant’s assignment does not amend the terms and conditions of the Lease or the Surface Use Agreements. Pursuant to the Lease, the Lessee must hold the Lease by production on or before the third anniversary of the execution of the Lease, i.e. March 10, 2014. If the Lease is not held by production by March 10, 2014, the Lessee, at its sole discretion, has the right to extend the term of the Lease for an additional two (2) years by payment of an additional bonus of approximately $1,268,000 to Registrant. In addition to the bonus fee, the Registrant will receive as a royalty, 20% of the gross proceeds (less certain taxes) from the sale of any oil and gas produced from the Registrant’s property.

The foregoing description is qualified in its entirety by the Assignment of Oil & Gas Lease Request for Consent to Assign, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit 10.1	Assignment of Oil & Gas Lease Request for Consent to Assign, dated January 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 24, 2013

PURE CYCLE CORPORATION

By:	/Mark Harding/
Mark W. Harding
President

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